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                                                                     Exhibit 3.1

                                                             STATE OF DELAWARE
                                                            SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 03:45 PM 09/14/2000
                                                            001465849 - 3288361



                           CERTIFICATE OF FORMATION

                                      OF

                            DYNEGY ROSETON, L.L.C.


     1. The name of the limited liability company is Dynegy Roseton, L.L.C.

     2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Dynegy Roseton, L.L.C. this 14/th/ day of September, 2000.

                                            Dynegy Roseton, L.L.C.



                                            By:/s/ Lisa Q. Metts
                                               --------------------------
                                               Lisa Q. Metts
                                               Organizer